Exhibit 21.1

SUBSIDIARIES OF
PLAINS ALL AMERICAN PIPELINE, L.P.
(As of 1/1/2021)

Subsidiary	Jurisdiction of Organization
Aurora Pipeline Company Ltd.	Canada
Bakersfield Crude Terminal LLC	Delaware
Cactus II Pipeline LLC	Delaware
Capline Pipeline Company LLC	Delaware
Eagle Ford Crude Terminal LLC	Delaware
FM Midstream Holdings LLC	Delaware
Niobrara Crude Terminal LLC	Delaware
PAA Finance Corp.	Delaware
PAA Luxembourg S.a.r.l.	Luxembourg
PAA Midstream LLC	Delaware
PAA Natural Gas Canada ULC	Alberta
PAA Natural Gas Storage, LLC	Delaware
PAA Natural Gas Storage, L.P.	Delaware
PAA Service Corp.	Texas
PAA/Vulcan Gas Storage, LLC	Delaware
Pacific Pipeline System LLC	Delaware
Pine Prairie Energy Center, LLC	Delaware
Plains All American Emergency Relief Fund, Inc.	Texas
Plains Capline LLC	Delaware
Plains Gas Solutions, LLC	Texas
Plains GP LLC	Texas
Plains LPG Services GP LLC	Delaware
Plains LPG Services, L.P.	Texas
Plains Marketing Bondholder, LLC	Delaware
Plains Marketing Canada LLC	Delaware
Plains Marketing, L.P.	Texas
Plains Midstream Canada ULC	British Columbia
Plains Midstream Holdings Canada ULC	British Columbia
Plains Midstream Luxembourg S.a.r.l.	Luxembourg
Plains Midstream Superior LLC	Texas
Plains Pipeline, L.P.	Texas
Plains Pipeline Montana LLC	Delaware
Plains Products Terminals LLC	Delaware
Plains Rail Holdings LLC	Delaware
Plains South Texas Gathering LLC	Texas
PMC (Nova Scotia) Company	Nova Scotia
PNGS GP LLC	Delaware
PPEC Bondholder, LLC	Delaware
Rancho LPG Holdings LLC	Delaware
Red River Pipeline Company LLC	Delaware
Rocky Mountain Pipeline Montana LLC	Delaware
SG Resources Mississippi, L.L.C.	Delaware

Subsidiary	Jurisdiction of Organization
St. James Rail Terminal LLC	Delaware
Sunrise Pipeline LLC	Delaware
Van Hook Crude Terminal LLC	Delaware
Western Corridor Pipeline LLC	Delaware